UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2022

GOLDEN MINERALS COMPANY

(Exact name of registrant as specified in its charter)

delaware	1-13627	26-4413382
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

350 Indiana Street, Suite 650

Golden, Colorado 80401

Registrant’s telephone number, including area code: (303) 839-5060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	AUMN	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

TABLE OF CONTENTS

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 7.01	Regulation FD Disclosure.

Item 9.01	Financial Statements and Exhibits.

Signature

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 26, 2022, John Galassini (age 58) accepted an offer of employment to become the Chief Operating Officer of Golden Minerals Company (the “Company”). His official start date with the Company is May 9, 2022.

Mr. Galassini most recently served as Executive Vice President and Chief Operating Officer for Sabre Gold Mines Corporation from March 2021 to April 2022. Prior to that, he provided independent advisory services to numerous mining companies from March 2017 to March 2021. Before that, he was the Senior Vice President – Mining at Nyrstar from December 2014 through March 2017 and prior to that, he was the Chief Operating Officer for Sunshine Silver Mines from 2011 through 2013. He began his career with Phelps Dodge, serving as General Manager at the Morenci copper mine in Arizona, President of Minera Candelaria in Chile, and ultimately rising to the role of Senior Vice President of North America Operations where he was responsible for seven large mining operations and two smelters. He later served as Regional Vice President, North America, for Kinross Gold from 2009 to 2011, where he was responsible for the company’s exploration and mining operations in North America. He received a Bachelor of Science degree in chemical engineering from New Mexico State University and is a member of the Society for Mining, Metallurgy and Exploration.

The terms of Mr. Galassini’s employment are as follows:

(i)	Mr. Galassini will receive a base annual salary of $275,000 with a target annual bonus of 50% of his base salary, which bonus may be paid in cash, Key Employee Long Term Incentive Program (“KELTIP”) units, or a combination thereof, at the discretion of the Board.

(ii)	Mr. Galassini will be granted 500,000 KELTIP units, with one-half vesting upon each of the two succeeding anniversaries of his start date, May 9, 2022.

(iii)	Subject to approval by the Board of Directors of the Company, Mr. Galassini will be eligible to participate in the Company’s long term incentive bonus program, with target KELTIP unit grants of 50% of his base salary.

(iv)	Mr. Galassini will enter into a change of control agreement with the Company, which will provide that, upon termination in connection with a change of control of the Company, Mr. Galassini will be entitled to receive two years’ salary plus his target bonus.

(v)	If terminated by the Company other than for cause, Mr. Galassini will be entitled to severance equal to one year’s salary plus his prorated target bonus for the time worked during the year of his termination.

There are no arrangements or understandings between Mr. Galassini and any other persons pursuant to which Mr. Galassini is to be appointed as COO. Mr. Galassini does not have any family relationship with any of the Company’s directors or executive officers or any persons nominated or chosen by the Company to be a director or executive officer. Mr. Galassini has no direct or indirect material interest in any transaction or proposed transaction required to be reported under Section 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

On May 2, 2022, the Company issued a press release announcing the appointment described in Item 5.02 of this Form 8-K. The full text of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information contained in Item 7.01 of this Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing by the company under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press release of Golden Minerals Company, dated May 2, 2022, announcing new COO.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 2, 2022

Golden Minerals Company

By:	/s/ Julie Z. Weedman
	Name:	Julie Z. Weedman
	Title:	Senior Vice President and Chief Financial Officer